Exhibit 10.10

EXTRA SPACE STORAGE INC.

PERFORMANCE BONUS PLAN

1.	Purpose of the Plan

The Plan is intended to advance the interests of the Company by providing an opportunity to selected employees of the Company to earn Bonuses, and to encourage and motivate them to achieve superior operating results for Extra Space Storage Inc. The Plan is effective as of             , 2004.

2.	Definitions

As used in this Plan, the following definitions apply:

“Board” means the Board of Directors of Extra Space Storage Inc.

“Bonus” means the bonus to which a Key Employee is entitled under a bonus arrangement established by the Committee under the Plan.

“Committee” means such committee as may be appointed and constituted from time to time under Section 6(a).

“Company” means Extra Space Storage Inc., and its Subsidiaries.

“Key Employee” means an officer or other employee of the Company whose position and responsibilities, in the judgment of the Committee, is important to the operation of the Company.

“Performance Period” means the applicable calendar quarter of the Company, or such other period, as determined by the Committee.

“Plan” means this Extra Space Storage Inc. 2004 Performance Bonus Plan, as the same may be amended from time to time.

“Subsidiary” means any corporation (other than the Company), partnership or other entity at least 50% of the economic interest in the equity of which is owned by the Company or by another subsidiary.

“Termination of Service” means a Key Employee’s termination of employment or other service, as applicable, with the Company. Cessation of service as an officer, employee, director or consultant shall not be treated as a Termination of Service if the Key Employee continues without interruption to serve thereafter in another one (or more) of such other capacities.

3.	Bonuses – In General

(a) Eligibility from among Key Employees shall be determined by the Committee. The Committee may determine the Bonus a Key Employee will receive with regard to the applicable Performance Period or other period. Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees to whom Bonuses are to be granted; (ii) determine, consistently with the Plan, the amount of the Bonus to be granted to any Key Employee for any Performance Period            ,as determined in accordance with Appendix A attached hereto; and (iii) determine, consistently with the Plan, the terms and conditions of each Bonus. Bonuses may be so awarded by the Committee prior to the commencement of, during or after any Performance Period.

(b) The Board may grant such discretionary Bonuses within the parameters of the Plan based on Company performance otherwise than as specified in Section 3(a), including, without limitation, on account of a registration statement on Form S-11 having been declared effective and on account of the completion of a capital raising event.

4.	Amount of Awards

(a) Unless otherwise determined by the Committee, each Key Employee’s Bonus shall be based on corporate factors or individual factors (or a combination of both) described in Appendix A. Unless otherwise determined by the Committee, no bonus shall exceed 100% of the Key Employee’s salary for the Performance Period. The Committee may provide for partial Bonus payments at target and other levels. The Committee may allocate portions of the Bonus to specified indexed factors. Corporate performance hurdles for Bonuses may be adjusted by the Committee in its discretion to reflect (i) dilution from corporate acquisitions and share offerings and (ii) changes in applicable accounting rules and standards.

(b) The Committee may determine that Bonuses shall be paid in cash or stock (or other equity-based compensation), or a combination thereof. The Committee may provide that any such stock or equity-based grants be made under the Extra Space Storage Inc. 2004 Long Term Incentive Compensation Plan (the “LTIP”) or any other equity-based plan or program of the Company and, notwithstanding any provision of the Plan to the contrary, in the case of any such grant, the grant shall be governed in all respects by the LTIP or such other plan or program of the Company.

(c) The Committee may provide for programs under which the payment of Bonuses may be deferred at the election of the Key Employee.

5.	Termination of Employment

Unless otherwise determined by the Committee, no Bonus payments shall be made to any Key Employee who is not employed on the date payment is to be made; provided that no Bonus shall be made in any event to a Key Employee who is terminated for “Cause.” For these purposes, Cause shall mean, unless otherwise provided in the grantee’s award agreement, (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect, (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its affiliates, (iii) the commission of a felony or a crime of moral turpitude, or any crime involving the Company, or any affiliate thereof, (iv) fraud, misappropriation or embezzlement, (v) a material breach of the participant’s employment agreement (if any) with the Company or its affiliates, or (vi) any illegal act detrimental to the Company or its affiliates; provided, however, that, if at any particular time the Key Employee is subject to an effective employment agreement with the Company, then, in lieu of the foregoing definition, “Cause” shall at that time have such meaning as may be specified in such employment agreement.

6.	Administration of the Plan; Amendment and Termination

(a) The Plan shall be administered by the Committee appointed by the Senior Vice President of Human Resources, consisting of one or more individuals employed by the Company. If any member of the Committee is to be replaced or otherwise ceases to be a member, then the Senior Vice President of Human Resources of the Company (or, if he or she fails to act, such other executive officer of the Company as may be designated by the Chief Executive Officer). If at any time there is no Committee, the Senior Vice President of Human Resources shall have the rights and responsibilities of the Committee hereunder. The Committee shall have the full authority to employ and rely on such legal counsel, actuaries and accountants (which may also be those of the Company), and other agents, designees and delegatees, as it may deem advisable to assist in the administration of the Plan. The Company hereby indemnifies each member of the Committee for any liability or expense relating to the administration of the Plan, to the maximum extent permitted by law.

(b) The Committee will have full power to construe, interpret and administer the Plan and to amend and rescind the rules and regulations for its administration, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding upon all persons.

(c) The Committee will have discretion to determine whether a Bonus is established for particular Key Employees. The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Key Employees, whether or not such Key Employees are similarly situated.

(d) No Key Employee shall have any claim to a Bonus until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments provided for under the Plan shall be paid in cash from the general funds of the Company. The Plan does not create a fiduciary relationship between the Board or Committee on one hand, and employees, their beneficiaries or any other persons on the other.

(e) The Board or the Committee may at any time amend or terminate the Plan. No amendment to or termination of the Plan may affect any Key Employee’s right to receive a Bonus which, before the amendment or termination, has been earned by the Key Employee and is payable without any contingency or other further action, unless the Key Employee consents to the change.

7.	Beneficiaries

Each Key Employee shall designate a beneficiary to receive such Key Employee’s Bonus, if any, in the event of death. In the event of a failure to designate a beneficiary, amounts, if any, so payable to a Key Employee in the event of death shall be payable to the estate of such Key Employee. The last designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Key Employee’s death, and in no event shall it be effective as of a date prior to such receipt. If no such beneficiary designation is in effect at the time of a Key Employee’s death, or if no designated beneficiary survives the Key Employee or if such designation conflicts with law, the Key Employee’s estate shall be entitled to receive the amounts, if any, payable under the Plan upon his or her death. If the Company is in doubt as to the right of any person to receive such amounts, the Company may retain such amounts, without liability for any interest thereon, until the Company determines the rights thereto, or the Company may pay such amounts into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor. No rights to Bonuses granted hereunder shall be transferable by a Key Employee otherwise than by will or the laws of descent and distribution.

8.	Miscellaneous

(a) The Company may cause to be made, as a condition precedent to the payment of any Bonus, or otherwise, appropriate arrangements with the Key Employee or his or her beneficiary for the withholding of any federal, state, local or foreign taxes.

(b) Nothing in the Plan and no award of any Bonus which is payable immediately or in the future (whether or not future payments may be forfeited), will give any Key Employee a right to continue to be an employee of the Company or in any other way affect the right of the Company to terminate the employment of any Key Employee at any time.

(c) All elections, designations, requests, notices, instructions and other communications from a Key Employee, beneficiary or other person, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Committee.

(d) In the event that the Company’s Performance Period is changed, the Committee may make such adjustments to the Plan, as he or she may deem necessary or appropriate to effectuate the intent of the Plan. All such adjustments, without the need for Plan amendment, shall be effective and binding for all Bonuses and otherwise for all purposes of the Plan.

(e) The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

APPENDIX A

Quarterly SMART Review

Second Quarter—2004

SECTION 1 – Company Goals
Maximizes customer satisfaction. Customer Relations - Builds and develops internal and external customer relations.	Levels
Relationships are negatively impacted resulting in loss of customer satisfaction.	1
Relationships are occasionally reported and negative. Customer satisfaction seriously injured.	2
Relationships are maintained at an acceptable level. Customers maintain existing positive perceptions.	3
Often interacts with customers to produce enhanced customer satisfaction.	4
Builds trust and confidence resulting in economically beneficial long term customer satisfaction.	5
Rating

Provide an excellent product and excellent services. Quality of Work - ongoing pursuit and achievement of excellence in the management of assigned resources.	Levels
Quality of work produces negative results with serious implications requiring executive intervention.	1
Quality of work occasionally produces negative results with serious implications requiring executive assistance.	2
Quality of work meets most professional standards.	3
Frequently produces outstanding quality of work. Rarely makes errors.	4
Exacting, precise and extremely thorough providing superior quality of work.	5
Rating

Develop and maintain mutually beneficial business relationships. Communication - presents or delivers written and verbal information with clarity and timeliness.	Levels
Does not communicate with supervisors or internal or external customers.	1
Communication with others is frequently inadequate.	2
Can communicate ideas, instructions and plans to others.	3
Communication skills sufficient to train and motivate others.	4
Exceptional communication skills. Serves as an example to others.	5
Rating

Makes a profit. Cost control - eliminating waste and making wise use of resources; time, money, materials and equipment.	Levels
Careless with equipment or property. Does not use resources wisely. Budgets regularly exceeded.	1
Sometimes wasteful or inefficient. Needs regular supervision. Budget occasionally exceeded.	2
Uses time, equipment and materials efficiently and effectively. Budgets are consistently maintained	3
Stretches use of materials, time and equipment to best advantage. Continually conscientious of budgets.	4
Looks for creative ways to save money, energy, time, supplies and equipment. Highly efficient in managing resources.	5
Rating

SECTION 1 – Company Goals
Grow. Innovation - displays original thinking, creativity and resourcefulness to improve company performance.	Levels
Refuses to meet challenges with original thinking and creativity. Is not resourceful and resists change.	1
Requires regular encouragement. Must be continually reminded to express original thinking and creativity.	2
Maintains basic levels of original thinking and creativity. Effectively implements changes and innovations.	3
Frequently generates new ideas and approaches through original thinking and creativity.	4
Consistently exercises original and creative thinking. Is viewed by coworkers as an innovator.	5
Rating

A-1

Makes Extra Space a great place to work! Attitude - demonstrates positive outlook and is supportive of company values, goals and objectives.	Levels
Openly apathetic toward company values, goals and objectives producing low coworker, subordinate and company morale.	1
Openly critical of company including its values, goals and objectives without offering alternatives for improvement.	2
Is interested and supportive of the company values, goals and objectives. Consistently adheres to policies.	3
Very willing to stand up for company. Works well to promote its welfare. Projects continuous positive outlook.	4
Serves as a positive example. Is enthusiastic toward company values, goals and objectives. Builds work force morale.	5
Rating

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Continue to next page to complete Section 2—Quarterly Goals

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SECTION 2 - Quarterly Goals

	Significantly needs improvement	Needs Improvement	Meets Expectations	Exceeds Expectations	Significantly Exceeds
Quarterly Goals:	[1]	[2]	[3]	[4]	[5]
Rating
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Scoring Instructions:	Total Ratings	0
	Input the number of Section 2 Goals (input required for automatic calculation)		Line A
	Overall SMART Review rating	0	Line B
	Overall SMART Review payout percentage	0	Line C

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Supervisor’s Signature

Set Future Goals:

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